UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012 (February 21, 2012)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Joseph L. Turner

On February 21, 2012, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) elected Joseph L. Turner as a director of the Company.  Mr. Turner was elected for a term expiring at the Company’s 2012 annual stockholders’ meeting.  Mr. Turner will be Chairman of the Audit Committee of the Board.

Mr. Turner, age 60, currently serves on the Board of Directors and is the chair of the Audit and Ethics Committee of Alexza Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, serves on the Board of Directors and Audit Committee of QLT Inc., a publicly-traded pharmaceutical company, and serves on the Board of Directors and is the chair of the Audit Committee of Corcept Therapeutics, Inc., a publicly-traded pharmaceutical company, and Kythera Biopharmaceuticals, Inc., a privately-held pharmaceutical company. In 2008, Mr. Turner served as a director and member of the Audit Committee of SGX. Mr. Turner served as Chief Financial Officer at Myogen, Inc., a publicly-traded biopharmaceutical company, which he joined in 1999 and served until it was acquired by Gilead Sciences in 2006. Previously, Mr. Turner was Chief Financial Officer at Centaur Pharmaceuticals, Inc. and served as Chief Financial Officer and Vice President, Finance and Administration at Cortech, Inc. Since 2009, Mr. Turner has also served on the Board of Managers of Swarthmore College and in June 2010, he was appointed to its Finance Committee, Academic Affairs Committee and Student Affairs Committee. The Board believes that Mr. Turner’s background in finance and his experience in the biopharmaceutical industry make him well suited to aid the Company. Mr. Turner has an M.B.A. from the University of North Carolina at Chapel Hill, an M.A. in molecular biology from the University of Colorado, and a B.A. in chemistry from Swarthmore College.

In accordance with the Company’s stock option grant program for non-employee directors administered under the Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”), on February 21, 2012, the Company granted Mr. Turner 55,000 restricted stock units of the Company (“RSUs”).  The RSUs vest in equal installments on each of the first and second anniversaries of the date of grant, assuming Mr. Turner’s continued service on the Board for such periods.  The RSUs are subject to the terms and conditions of the 2008 Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 25, 2010, and the form of restricted stock unit grant notice and restricted stock unit award agreement pursuant to which such grants were made are attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Turner’s election, Mr. Turner and the Company entered into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors.  The Indemnity Agreement provides indemnity to Mr. Turner against liabilities incurred in the performance of her duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s form of Indemnity Agreement is filed as Exhibit 10.01 to its Current Report on Form 8-K filed on June 25, 2007.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 24, 2012

ALLOS THERAPEUTICS, INC.

		By:	/s/ Marc H. Graboyes
Marc H. Graboyes
		Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for Non-Employee Directors.